UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): April 14, 2004

Commission file number: 000-16299
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ANTS SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization) 801 Mahler Rd, Suite G, Burlingame, CA (Address of principal executive offices)	13-3054685 (IRS Employer Identification Number) 94010 (Zip Code)

(650) 692-0240
(Registrant's Telephone Number, including area code)

ITEM 5. Other Events

This report is being filed to clarify the date of ANTs software inc.’s annual meeting of shareholders. The annual meeting will be held on Thursday May 6, 2004 at 2pm local time at the Crowne Plaza, San Francisco International Airport, 1177 Airport Blvd., Burlingame, California 94010, (650) 342-9200.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.
Date: April 14, 2004 By:	/s/ Francis K. Ruotolo Francis K. Ruotolo, Chairman and Chief Executive Officer